Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Linda Brewton	Greg Miller
Sr. Manager Investor Relations	Sr. Vice President of Finance and Administration
Semtech Corporation	and Chief Financial Officer
(805) 480-2004	Gennum Corporation
webir@semtech.com	(905) 632-2996
corporate@gennum.com

Semtech Announces Plans to Acquire Gennum Corporation

•                  Semtech to acquire leading data communications company

•                  Adds market leadership in complementary and adjacent markets

•                  Significantly expands SAM and diversifies analog and mixed-signal portfolio

•                  Gennum shareholders to receive CDN$13.55 per common share

•                  Conference call to discuss the transaction scheduled for Tuesday, January 24, 2012

CAMARILLO, Calif., and BURLINGTON, Ontario, Canada, January 23, 2012 – Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, and Gennum Corporation (TSX:GND), a leading supplier of high speed analog and mixed-signal semiconductors for the optical communications and video broadcast markets, today announced they have entered into a definitive arrangement agreement (“Arrangement Agreement”) for Semtech to acquire all of the outstanding shares of Gennum for a total consideration of approximately CDN$500 million (approximately US$494 million based on the exchange rate on January 20, 2012 of CDN$0.9868 to US $1.00) .

Semtech management believes the acquisition of Gennum will extend Semtech’s leading portfolio of infrastructure products to the metro, access and enterprise computing markets and will enable Semtech to provide its customers with more platforms to differentiate their own high-speed voice, video and data transmission products.  The combination will enable Semtech to deliver a broader range of best-in-class solutions aimed at helping its customers create differentiated communication equipment to solve increasing bandwidth bottlenecks in the network.

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2	Semtech Announces Plans to Acquire Gennum Corporation

Gennum designs and sells products that enable video, data and multimedia content to be transmitted at high speed over long distances, while maintaining signal integrity and eliminating the potential for errors in transmission.  Its products are used in broadcast, networking, storage, telecommunications and consumer connectivity equipment.  Gennum is positioned to benefit from the growth in worldwide demand for bandwidth and is a market leader in broadcast video, high–speed optical communications, high definition video surveillance, Thunderbolt active cable transceivers and backplane signal integrity.

Gennum was founded in 1973 and is headquartered in Burlington, Ontario, Canada. Gennum has approximately 450 employees, including more than 240 engineers, and has offices in Canada, Germany, India, Japan, Mexico, Taiwan, the United Kingdom and the United States.

“We are very excited with the acquisition of Gennum Corporation,” stated Mohan Maheswaran, President and Chief Executive Officer of Semtech. “We believe Gennum’s unique signal integrity solutions and highly differentiated 1 Gbps to 25 Gbps optical products combined with Semtech’s leading 40 Gbps and 100 Gbps SerDes portfolio will deliver one of the industry’s most complete and robust portfolios to the communications infrastructure, data communications and enterprise computing segments.  Additionally, Gennum’s strong position in video broadcast and the emerging HD video surveillance market broadens and further diversifies Semtech’s portfolio of high-performance analog semiconductors targeted at fast growing markets.”

“We are delighted to join Semtech Corporation, a company with a rich history of great engineering innovation and a strong position in several attractive high-growth markets. After a comprehensive review of Gennum’s strategic options, we are convinced that this is the best avenue to unlock the underlying value for shareholders that has been created by the Gennum team,” said Franz J. Fink, President and Chief Executive Officer of Gennum. “Our employees have been instrumental in building Gennum and will remain a critical component of the combined company as we move forward in the next chapter of our development.  Together, Gennum and Semtech will form a stronger company, capable of accelerating growth beyond what would have been possible as separate entities.”

Semtech expects to finance the acquisition through a combination of cash on hand and new bank financing. The company has received a financing commitment of up to US$400 million from Jefferies Finance LLC.  The proposed transaction is not subject to a financing condition.

Semtech estimates that the acquisition will result in at least $15 million in annual synergies, which Semtech expects will be achieved in full in Semtech’s fiscal year 2014.

3	Semtech Announces Plans to Acquire Gennum Corporation

Semtech’s management expects that the acquisition will be accretive to non-GAAP earnings per share by more than 20 cents in fiscal year 2013 and more than 40 cents in fiscal year 2014. Semtech will provide further guidance upon the closing of the transaction.

Additional Transaction Details

Under the terms of the Arrangement Agreement, upon closing of the proposed transaction, shareholders of Gennum (“Gennum Shareholders”) will receive CDN$13.55 in cash for each common share of Gennum held.  The proposed transaction will be completed through a plan of arrangement under the provisions of the Ontario Business Corporations Act.

The transaction has been reviewed by a Special Committee of the Board of Directors of Gennum and has been unanimously approved by the Board of Directors of Gennum following the unanimous recommendation of the Special Committee. The Board of Directors of Gennum has also unanimously determined that the transaction is fair to its shareholders, that it is in the best interests of Gennum to support the transaction and recommends that the shareholders of Gennum vote in favor of the transaction.  The Special Committee and the Board of Directors have received an opinion from Canaccord Genuity Corp. that as of the date of the opinion and subject to the assumptions outlined therein, the consideration payable to Gennum shareholders under the transaction is fair, from a financial point of view.

The Arrangement Agreement contains, among other things, a CDN$19.35 million termination fee payable by Gennum in certain circumstances.  Semtech has also been granted a right to match competing proposals.

The transaction will require the approval of at least 66 2/3% of votes cast by Gennum Shareholders represented in person or by proxy at a special meeting of Gennum Shareholders (the “Gennum Meeting”), expected to be held in mid-March 2012. In addition to Gennum Shareholders’ approval, the transaction is subject to the satisfaction of certain other closing conditions customary in a transaction of this nature, including the approval of the Ontario Superior Court of Justice, in accordance with Ontario law.  The transaction is not subject to the receipt of any regulatory approvals, other than the Ontario Superior Court of Justice approval required to effect an arrangement under Ontario law.  The approval of shareholders of Semtech is not required in connection with the proposed transaction.

4	Semtech Announces Plans to Acquire Gennum Corporation

Gennum anticipates declaring its regular quarterly dividend, prior to the closing date, subject to the discretion of the Board of Directors of Gennum and legal requirements.

Further information regarding the transaction will be contained in an information circular (“Information Circular”) that Gennum will prepare and mail to its shareholders in connection with the Gennum Meeting, with closing expected to occur as soon as practicable after the Gennum Meeting and receipt of final order from the Ontario Superior Court of Justice.  Gennum Shareholders are urged to read the Information Circular once it becomes available, as it will contain important information concerning the proposed transaction.

In connection with the proposed transaction, Jefferies & Company, Inc. is acting as exclusive financial advisor to Semtech, Norton Rose Canada LLP is its Canadian legal counsel and O’Melveny & Myers, LLP is its U.S. legal counsel.  Canaccord Genuity Corp. is acting as exclusive financial advisor to Gennum, Blake, Cassels & Graydon LLP is its Canadian legal counsel and Skadden, Arps, Slate, Meagher & Flom LLP is its U.S. legal counsel.

Documentation related to this transaction will be available for viewing or downloading at www.sec.gov and www.sedar.com. Full details of the arrangement and certain other matters will be included in the Information Circular which will be filed with the regulatory authorities and mailed to Gennum Shareholders in accordance with applicable securities laws. Shareholders may obtain a copy of the Arrangement Agreement, Information Circular, and other meeting materials when they become available at www.sedar.com.

This press release is for informational purposes only. It does not constitute an offer to purchase shares of Gennum or a solicitation or recommendation statement under the rules and regulations of the United States Securities and Exchange Commission or other applicable laws.

5	Semtech Announces Plans to Acquire Gennum Corporation

Conference Call

Mohan Maheswaran, Semtech’s President and Chief Executive Officer and Emeka Chukwu, Semtech’s Senior Vice President and Chief Financial Officer, will host a brief conference call at 6:00 am Pacific Time on Tuesday, January 24, 2012, solely to discuss details of the proposed transaction.

The dial-in for the live call is (866) 463-4084, conference ID #45913168.  The call will also be webcast and accessible via the investor relations section of Semtech’s corporate website at www.semtech.com. Semtech will publish a special investor summary regarding this announcement on the investor relations section of its website. A replay of the call will be available beginning approximately one hour after the conclusion of the live call by dialing (855) 859-2056 or (404) 537-3406, and entering conference ID #45913168 or accessing the webcast replay via Semtech’s website.

Non-GAAP Financial Measures

This release includes non-GAAP presentations of projected earnings per share for fiscal years 2013 and 2014. These non-GAAP measures are provided to enhance the user’s overall understanding of the potential impact that acquiring Gennum may have on Semtech’s performance.

As used in this press release, Semtech defines non-GAAP earnings per share as earnings per share exclusive of acquisition-related expenses, restructuring charges and amortization of intangibles that it expects to incur in connection with the transaction and following the closing of the transaction and stock based compensation expense.  Semtech’s definition of non-GAAP earnings per share is not necessarily comparable to similarly titled measures of other companies.

Non-GAAP earnings measures are commonly used by financial analysts in evaluating potential acquisition targets because certain variables used in calculating GAAP earnings per share cannot be accurately estimated on a forward-looking basis.  These variables include amortization of intangibles incurred in connection with the transaction and following the closing of the transaction. Because these items will not be known to Semtech until on or after the closing of the transaction, Semtech is unable to provide information about the most directly comparable GAAP financial measure. The impact of these excluded items will cause the non-GAAP financial measure to differ materially from the comparable GAAP financial measure.

6	Semtech Announces Plans to Acquire Gennum Corporation

While Semtech uses non-GAAP earnings per share in assessing acquisitions and believes that these measures are useful to management and investors for the reasons described above, these non-GAAP financial measures have certain shortcomings, including but not limited to the risk and uncertainties outlined in the Forward Looking and Cautionary Statements section of this press release.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and under Canadian securities laws. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and Semtech’s and Gennum’s plans, objectives and expectations, including but not limited to Semtech’s plans, objectives and expectations with respect to Gennum and its business, statements regarding the timing of the Gennum Meeting and the closing of the proposed transaction, the expected method of financing the proposed transaction, the anticipated impact of the proposed transaction, and the anticipated declaration of a dividend by Gennum. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate,” “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the actual closing of the proposed transaction; the satisfaction or non-satisfaction as applicable of one or more conditions to the closing of the proposed transaction; delay of, or inability to receive Gennum Shareholders’ approval or approval of the Ontario Superior Court of Justice; the success of near and longer term integration efforts between the combined companies; unexpected acquisition-related costs and expenses, competitive changes in the market place applicable to the products of Gennum, including, but not limited to the pace of growth or adoption rates of applicable products or technologies, shifts in focus among target customers, and other comparable changes in projected or anticipated markets; the depth, extent and duration of current and anticipated worldwide economic uncertainty, at both a macro level, and as it impacts both Semtech’s and Gennum’s historical products, industry, and market sector, as well as those of Gennum’s following closing of the proposed transaction, and Semtech’s ability to forecast and achieve anticipated earnings in light of continuing economic uncertainty, including estimates applicable to Gennum, as well as resulting from the integration of Gennum’s financial

7	Semtech Announces Plans to Acquire Gennum Corporation

performance and results into Semtech’s full financial results. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in Semtech’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011, in Semtech’s other filings with the SEC, and in material incorporated therein by reference and those contained in the “Risks and Uncertainties” section in Gennum’s 2010 management’s discussion and analysis and the “Risk Factors” section in Gennum’s most recent annual information form, each as filed on SEDAR at www.sedar.com.

With respect to the forward-looking statements and information concerning the anticipated impact and completion of the proposed transaction and the anticipated timing for completion of the proposed transaction, Semtech and Gennum have provided such statements and information in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the time required to prepare and mail securityholder meeting materials to Gennum Shareholders, the ability of the parties to receive, in a timely manner, the necessary Ontario Superior Court of Justice and Gennum Shareholders’ approval, and the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the proposed transaction. Readers are cautioned that the foregoing list of important factors and assumptions is not exhaustive. Forward-looking statements are not guarantees of future performance. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by either Semtech or Gennum that its respective objectives or plans will be achieved or that any of its respective operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes. In addition, these forward-looking statements relate to the date on which they are made. Semtech and Gennum each disclaim any intention or obligation to update or revise any forward-looking statements or the foregoing list of factors, whether as a result of new information, future events or otherwise, except to the extent required by law.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community. Semtech is dedicated to reducing the impact it, and its products, have on the environment.

8	Semtech Announces Plans to Acquire Gennum Corporation

Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

About Gennum

Gennum Corporation (TSX: GND) designs innovative semiconductor solutions and intellectual property (IP) cores designed to be the world’s most advanced consumer connectivity, enterprise, video broadcast and data communications products. Leveraging Gennum’s proven optical, analog and mixed-signal products and IP, Gennum enables multimedia and data communications products to send and receive information without compromising the signal integrity. Recognized as an award winner for advances in high definition (HD) broadcasting, Gennum is headquartered in Burlington, Canada, and has global design, research and development and sales offices in Canada, Mexico, Japan, Germany, United States, Taiwan, India and the United Kingdom. For more information, visit http://www.gennum.com

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Semtech and the Semtech logo are marks of Semtech Corporation. Gennum and the Gennum logo are marks of Gennum Corporation.